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                                 EXHIBIT 10.5
                                 ------------

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT, effective as of the 29th day of November, 1999 (this "Agreement"), by and between musicmusicmusic, inc., a Delaware corporation (the "Company"), and Edward R. Irwin, C.A. (the "Employee").

          WHEREAS, the Company is desirous to employ the Employee in the capacity of Chief Financial Officer, and the Employee is desirous of serving the Company in such capacity, all upon the terms and subject to the conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment.
          ----------

          The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the terms and subject to the conditions of this Agreement.

     2.   Term.
          ----

          The employment of the Employee by the Company as provided in Section 1 will be for the period commencing on the date hereof (the "Commencement Date") and ending on the first anniversary of the Commencement Date (the "Term"); provided, however, on such first anniversary of the Commencement Date and on each anniversary thereafter, the Term shall be automatically extended for an additional period of one year, unless either party gives written notice to the other party at least thirty (30) days' prior thereto that the Term of this Agreement shall not be so extended; provided, further, however, that the Term may be earlier terminated as hereinafter provided.

     3.   Duties; Best Efforts; Indemnification.
          -------------------------------------

          The Employee shall serve as Chief Financial Officer of the Company, to be responsible for all day-to-day financial and administrative operations of the Company, reporting directly to the President and the Company's Board of Directors (the "Board"), and shall perform and discharge well and faithfully the such additional duties related thereto which may from time to time be prescribed by the Board. The Employee shall devote all of his business time, attention and energies to the business and affairs of the Company, shall use his best efforts to advance the best interests of the Company and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except upon express written approval from the Company's Board of Directors.

          Subject to the provisions of the Company's Certificate of Incorporation and Bylaws, each as amended from time to time, the Company shall indemnify the Employee to the fullest extent permitted by the General Corporation Law of the State of Delaware, for all

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amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Employee of services for, or the acting by the Employee as an officer or employee of, the Company, or any other person or enterprise at the Company's request; provided, however, that the Company shall not be required to indemnify the Employee against any liability resulting from conduct which is willful, intentional or grossly negligent. The Company shall use its best efforts to obtain and maintain in full force and effect during the Term directors' and officers' liability insurance policies providing full and adequate protection to the Employee in connection with services rendered to the Company, provided that the Board shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms.

     4.   Compensation and Benefits.
          -------------------------

          (a)  Base Salary. The Company shall pay to the Employee a base salary
               -----------
(the "Base Salary") at a rate of not less than $120,000 Canadian Dollars per annum, payable in accordance with the Company's ordinary payroll practices as in effect from time to time during the Term. The Board at least annually will review the Base Salary and other compensation during the Term, with a view to the increase thereof, based upon the Employee's performance, the performance of the Company, inflation, then-prevailing industry salary scales and other relevant factors. Base Salary will not include any bonus paid to the Employee from time to time.

          (b)  Bonus. With respect to each fiscal year commencing after January
               -----
31, 2000, Employee shall be eligible for an annual performance bonus which shall be correlated to the attainment of Company performance goals set forth in the Company's business plan in the manner set forth on Exhibit A attached hereto (the "Performance Bonus").

          (c)  Out-of-Pocket Expenses. The Company shall promptly pay to the
               ----------------------
Employee the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with maintenance of cellular telephone service, professional association dues, business related travel or entertainment, or, if such expenses are paid directly by the Employee, shall promptly reimburse him for such payment, provided that the Employee properly accounts therefor in accordance with the Company's policy.

          (d)  Participation in Benefit Plans. The Employee shall be entitled to
               ------------------------------
participate in or receive benefits under any pension plan, stock option plan, profit sharing plan, health and accident plan or any other employee benefit plan or arrangement made available in the future by the Company to its executives and key management employees, subject to the terms and conditions applicable to executives and key management generally.

          (e)  Vacation. The Employee shall be entitled to such paid vacation
               --------
days in each calendar year as determined by the Company from time to time, but not less than three (3) weeks in any calendar year, prorated in any calendar year during which the Employee is employed hereunder for less than an entire year in accordance with the number of days in such year during which he is so employed. The Employee shall also be entitled to all paid holidays

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given by the Company to its executives and key management employees. Such vacation and holiday allowance shall otherwise be subject to the policies and practices of the Company.

          (f)  Automobile. The Employee shall be entitled to a Company car
               ----------
commensurate with the position and the Company shall reimburse Employee for the cost of reasonable insurance coverage and for reasonable maintenance costs.

          (g)  Options. The Employee shall receive an initial grant under the
               -------
Company's 1999 Equity Incentive Plan (the "Plan"), of an option exercisable for 10,000 shares of the Company's common stock, par value $.0001 per share, which option shall vest over a period of 4 years at a rate of 25% per year, subject to the terms and conditions of the Plan, and such option, upon vesting of the underlying shares thereto, may be exercised at a price of $5.20 per share purchased thereunder. The Employee shall be eligible for subsequent annual grants of options as set forth generally under paragraph (d) above.

     5.   Termination.
          -----------

          The Employee's employment hereunder shall be terminated upon the Employee's death and may be terminated as follows:

          (a) By the Company for "Cause." A termination for Cause is a termination upon a finding by the Company that the Employee has (i) intentionally failed to perform reasonably assigned duties, (ii) engaged in dishonest or willful misconduct in the performance of his duties, (iii) engaged in a transaction in connection with the performance of his duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit by the Employee or (iv) willfully violated any law, rule or regulation in connection with the performance of his duties (other than traffic violations or similar offenses).

          (b) By the Company due to the Employee's "Disability." For purposes of this Agreement a termination for Disability shall occur (i) upon the thirtieth (30th) day after the issuance of a written termination notice to the Employee in the event that the Employee shall have become so incapacitated as to be unable to resume, within the ensuing six (6) months, his employment hereunder by reason of physical or mental illness or injury, or (ii) upon the issuance of a written termination notice after the Employee has been unable to substantially perform his duties hereunder for three (3) consecutive months by reason of any physical or mental illness.

     6.   Compensation Upon Termination.
          -----------------------------

          (a) In the event of the termination of the Employee's employment as a result of the Employee's death, the Company shall (i) pay to the Employee's estate his Base Salary, all portions of the Performance Bonus and/or Discretionary Bonus earned and/or granted as of such date of death, and (ii) for the shorter of one (1) year following his death or the balance of the Term (as if such termination had not occurred) provide continuation coverage to the members of the Employee's family under all major medical and other health, accident, life or other disability plans and programs in which such family members participated immediately prior to his death.

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          (b)  In the event of the termination of the Employee's employment by the Company for Cause or by the Employee for any reason, the Company shall pay to the Employee his Base Salary through the date of his termination and the Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's plans, policies and practices as in effect from time to time.

          (c) In the event of the termination of the Employee's employment by the Company due to Disability, the Company shall pay to the Employee his Base Salary, all portions of the Performance Bonus and/or Discretionary Bonus earned and/or granted through the date of his termination. In addition, for the shorter of one (1) year following any such termination or the balance of the Term (as if such termination had not occurred), the Company shall (i) continue to pay the Employee the Base Salary in effect at the time of such termination less the amount, if any, then payable to the Employee under any disability benefits of the Company and (ii) provide the Employee continuation coverage under all major medical and other health, accident, life or other disability plans and programs in which the Employee participated immediately prior to such termination, to the extent that such benefits continue to be made available to active employees of the Company.

          (d) In the event that the Employee's employment is terminated by the Company other than for Cause or Disability, the Company shall (i) for a period of one (1) year following any such termination continue to pay the Employee the Base Salary in effect at the time of such termination, (ii) pay at such termination date all portions of the Performance Bonus and/or Discretionary Bonus earned and/or granted as of such termination date, and (iii) provide continuation coverage under all accident, life or other disability plans and programs in which the Employee participated immediately prior to such termination for a period of one (1) year following any such termination, to the extent such benefits continue to be made available to active employees of the Company. The continuation of Base Salary provided for in clause (i) of the preceding sentence shall not be reduced by any compensation or other income that the Employee may earn from subsequent employment or otherwise.

          (e) The continuation coverage under any major medical and other health, accident, life or other disability plans and programs for the periods provided in Sections 6(a), 6(c) and 6(d) shall be provided (i) at the expense of the Company and (ii) in satisfaction of the Company's obligation under Section 4980B of the Code (and any similar state law) with respect to the period of time such benefits are continued hereunder. Notwithstanding anything to the contrary contained herein, the Company's obligation to provide such continuation coverage under Sections 6(a), 6(c) or 6(d) shall cease immediately upon the date any covered individual becomes eligible for similar benefits under the plans or policies of another employer.

          (f) This Section 6 sets forth the only obligations of the Company with respect to the termination of the Employee's employment with the Company and the Employee acknowledges that upon his termination of employment he shall not be entitled to any payments or benefits which are not explicitly provided herein.

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     7.   Covenant Regarding Inventions and Copyrights.
          --------------------------------------------

          The Employee shall disclose promptly to the Company any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, during the Term and related to the business or activities of the Company and he assigns all of his interest therein to the Company or its nominee; whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain letters patent or copyrights of the United States or any foreign country or otherwise protect the Company's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Employee during the Term and shall be binding upon the Employee's assigns, executors, administrators and other legal representatives.

     8.   Protection of Confidential Information.
          --------------------------------------

          The Employee acknowledges that he has been and will be provided with information about, and his employment by the Company will, throughout the Term, bring him into close contact with, many confidential affairs of the Company and its subsidiaries, including proprietary information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which were developed by the Company at great effort and expense. The Employee further acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, that the business of the Company will be conducted throughout the world (the "Territory"), that its products will be marketed throughout the Territory, that the Company competes and will compete in nearly all of its business activities with other organizations which are located in nearly any part of the Territory and that the nature of the relationship of the Employee with the Company is such that the Employee is capable of competing with the Company from nearly any location in the Territory. Employee and the Company therefore designate 50% of the consideration paid by the Company hereunder as consideration for the following covenants and agreements with respect to Sections 7, 8 and 9 of this Agreement, which consideration is irrevocably deemed adequate and sufficient in all respects by Employee, and Employee therefore covenants and agrees during the Term and for a period of five (5) years thereafter:

               (i) That he will keep secret all confidential matters of the Company and not copy them or disclose them to anyone outside of the Company, either during or after the Term, except with the Company's prior written consent or, if during the Term, in the performance of his duties hereunder, the Employee makes a good faith determination that it is in the best interest of the Company to disclose such matters;

               (ii) That he will not make use of any of such confidential matters for his own purposes or the benefit of anyone other than the Company; and

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               (iii) That he will deliver promptly to the Company on termination of this Agreement, or at any time the Company may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of the Company, which he may then possess or have under his control.

     9.   Restriction on Competition, Interference and Solicitation.
          ---------------------------------------------------------

          In recognition of the considerations described in Section 8 hereof, the Employee covenants and agrees that, during the Term and for a period of two
(2) years after the termination of his employment hereunder, the Employee will not, directly or indirectly, (A) enter into the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company in any part of the Territory; (B) engage in any such business for his account; (C) become interested in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant advisor, franchisee or in any other relationship or capacity; or (D) interfere with the Company's relationship with, or endeavor to employ or entice away from the Company any person, firm, corporation, governmental entity or other business organization who or which is or was an employee, customer or supplier of, or maintained a business relationship with, the Company at any time (whether before, during or after the Term), or which the Company has solicited or prepared to solicit; provided, however, that nothing
                                              --------  -------
contained in this Section 9 shall be deemed to prohibit the Employee from acquiring or holding, solely for investment, publicly traded securities of any corporation some of the activities of which are competitive with the business of the Company so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation.

     10.  Specific Remedies.
          -----------------

          For purposes of Sections 7, 8 and 9 of this Agreement, references to the Company shall include all current and future majority-owned subsidiaries of the Company and all current and future joint ventures in which the Company may from time to time be involved. It is understood by the Employee and the Company that the covenants contained in this Section 10 and in Sections 7, 8, and 9 hereof are essential elements of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. The Company and the Employee have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Company and the interests of the Company and its stockholders. The Employee agrees that the covenants of Sections 7, 8, and 9 are reasonable and valid. If the Employee commits a breach of any of the provisions of Sections 7, 8, or 9, such breach shall be deemed to be grounds for termination for Cause. In addition, the Employee acknowledges that the Company may have no adequate remedy at law if he violates any of the terms hereof. The Employee therefore understands and agrees that the Company shall have (i) the right to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company, and (ii) the right to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments and other benefits (collectively, the "Benefits") derived or received by the Employee as a result of any transaction

                                       6
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constituting a willful breach of any of the provisions of Sections 7, 8, or 9 and the Employee hereby agrees to account for and pay over such Benefits to the Company.

     11.  Independence, Severability and Non-Exclusivity.
          ----------------------------------------------

          Each of the rights enumerated in Section 10 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in Sections 7, 8, or 9, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. The parties intend to and do hereby confer jurisdiction to enforce the covenants contained in Sections 7, 8, or 9 and the remedies enumerated in
Section 10 upon the federal and state courts of New York sitting in New York County. If any of the covenants contained in Sections 7, 8, or 9 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company's right to the relief provided in Section 10 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states of jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

     12.  Disputes.
          --------

          If the Company or the Employee shall dispute any termination of the Employee's employment hereunder or if a dispute concerning any payment hereunder shall exist:

          (a) either party shall have the right (but not the obligation), in addition to all other rights and remedies provided by law, to compel arbitration of the dispute in the City of New York under the rules of the American Arbitration Association by giving written notice of arbitration to the other party within thirty (30) days after notice of such dispute has been received by the party to whom notice has been given; and

          (b) if such dispute (whether or not submitted to arbitration pursuant to Section 12(a) hereof) results in a determination that (i) the Company did not have the right to terminate the Employee's employment under the provisions of this Agreement or (ii) the position taken by the Employee concerning payments to the Employee is correct, the Company shall promptly pay, or if theretofore paid by the Employee, shall promptly reimburse the Employee for, all costs and expenses (including attorney's fees) reasonably incurred by the Employee in connection with such dispute.

     13.  Successors; Binding Agreement.
          -----------------------------

          In the event of a future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in a transaction to which the Employee consents, the Company will require any successor, by agreement in form and substance satisfactory to the Employee, to

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expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such disposition had taken place.

          This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, administrators c.t.a., successors, heirs, distributees, devisees and legatees. Unless otherwise provided herein, any amounts payable hereunder after the Employee's death shall be paid in accordance with the terms of this Agreement to the Employee's estate.

     14.  Notices.
          -------

          All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) as follows:

          To the Company:

                    musicmusicmusic, inc.
                    Attention:  President
                    99 Atlantic Avenue
                    Toronto, Ontario
                    M6K 318 Canada

          To the Employee:

                    Edward R. Irwin, C.A.
                    c/o musicmusicmusic, inc.
                    99 Atlantic Avenue
                    Toronto, Ontario
                    M6K 318 Canada

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or telecopy or other similar means thereof (provided the appropriate answer back is received) and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

     15.  Modifications and Waivers.
          -------------------------

          No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of the Company and is agreed to in writing and signed by the Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

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     16.  Entire Agreement.
          ----------------

          This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.

     17.  Law Governing.
          -------------

          Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law).

     18.  Invalidity.
          ----------

          Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement which shall remain in full force and effect.

     19.  Headings.
          --------

          The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     20.  Execution and Counterparts.
          --------------------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                           [Signature Page Follows]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.


                                   musicmusicmusic, inc.




                                   By: /s/ Wolfgang Spegg
                                      ------------------------------------
                                   Name:  Wolfgang Spegg
                                   Title: President, CEO and director




                                   /s/ Edward R. Irwin
                                   ---------------------------------------
                                   Edward R. Irwin, C.A.

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